EXHIBIT 99.1
April 21, 2020
Press Release
Oil States International, Inc. Announces Plans for 2020 Virtual Annual Meeting of Stockholders
Company will hold virtual-only meeting on May 12, 2020
HOUSTON, April 21, 2020
Oil States International, Inc. (NYSE: OIS) today announced that its 2020 Annual Meeting of Stockholders will be held over the web in a virtual meeting format at 9:00 a.m., central daylight time, on Tuesday, May 12, 2020 (the "Annual Meeting"). Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders and our community, Oil States will not hold an in-person meeting. We expect to resume in-person or hybrid annual meetings beginning with our 2021 annual meeting.

Oil States' stockholders, as of the close of business on March 18, 2020 (the record date for the Annual Meeting), are entitled to join the live virtual meeting. Stockholders will be able to listen, vote, and submit questions from any remote location with internet connectivity. To register for the virtual meeting, please follow these instructions:

Registered Stockholders

If your shares are registered in your name with Oil States' transfer agent and you wish to attend the online-only virtual meeting, go to Virtual Stockholder Meeting at www.meetingcenter.io/286207159, enter the control number you received on your Proxy Card, Notice of the Meeting or email you previously received. The password for the meeting is OIS2020. If you were a stockholder as of the close of business on March 18, 2020, the record date, and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You will also be able to submit questions during the meeting.

Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record)

Beneficial stockholders who wish to attend the virtual meeting must register in advance to attend and vote during the Annual Meeting. To register, obtain a legal proxy by contacting your account representative at the bank, broker, or other nominee that holds your shares and submit an email from your broker or an image of your legal proxy reflecting your Oil States International, Inc. holdings, along with your name and email address to Computershare at legalproxy@computershare.com.

Requests for registration must be identified as "Legal Proxy" in the subject line and be received no later than 4:00 p.m., central daylight time, on Thursday, May 7, 2020. You will receive a confirmation email from Computershare of your registration together with a control number so that you can access and vote during the Annual Meeting. If you have a control number, you will also be able to submit questions during the meeting. If you need assistance obtaining a legal proxy, registering for the virtual meeting, or voting please contact our proxy solicitor, Computershare at legalproxy@computershare.com.

In order to maintain the interactive nature of the virtual meeting, attendees will be able to:

•	Vote using the online meeting website

•	Submit questions during the meeting

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

For more information on Oil States' Virtual Annual Meeting of Stockholders, please visit Oil States International's website at www.ir.oilstatesintl.com/proxy-materials.

About Oil States

Oil States International, Inc. is a global products and services company predominantly serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and natural gas. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices thereof, the cyclical nature of the oil and natural gas industry, the impact of the COVID-19 pandemic on our Company and our customers and the other risks associated with the general nature of the energy service industry discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Company Contact:

Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582